Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-137173, No. 333-165363 and No. 333-175103) of InnerWorkings, Inc. of our report dated January 9, 2012 relating to the consolidated financial statements of Productions Graphics for the year ended December 31, 2010, which appear in the Current Report on Form 8-K/A of InnerWorkings, Inc. dated January 9, 2012.

/s/  Bellot Mullenbach & Associés

January 9, 2012
Paris, France